UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED):  September 24, 2008

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On September 24, 2008, Tucson Electric Power Company's (TEP) 380 megawatt Springerville Generating Station Unit 1 (Springerville Unit 1) was taken out of service due to a mechanical problem with the turbine. TEP is currently in the process of inspecting the unit to determine the extent of the problem. Although the length of the outage has not been determined, based on preliminary information and the on-site availability of spare turbine parts, TEP currently expects Springerville Unit 1 to be out of service for two to three weeks.

TEP is contracting to purchase replacement power in the market to meet its retail load requirements during the Springerville Unit 1 outage, which is estimated to increase costs by approximately $300,000 per day.  The outage will also force TEP to incur additional operation and maintenance expenses to repair Springerville Unit 1 but specific dollar amounts cannot be estimated based on the information that is currently available.

The Springerville Unit 1 turbine is scheduled to be replaced in early 2009; a similar replacement of the Springerville Generating Station Unit 2 turbine was completed in 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: September 29, 2008	UNISOURCE ENERGY CORPORATION —————————————————— (Registrant) /s/ Kevin P. Larson
—————————————————— Senior Vice President and Principal Financial Officer
Date: September 29, 2008	TUCSON ELECTRIC POWER COMPANY —————————————————— (Registrant) /s/ Kevin P. Larson
—————————————————— Senior Vice President and Principal Financial Officer